Exhibit 99.2

Cerence Inc. Prices Offering of $190 Million 1.50% Convertible Senior Notes due 2028

BURLINGTON, Mass., June 22, 2023—Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, announced today the pricing of $190.0 million aggregate principal amount of 1.50% convertible senior notes due 2028 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, Cerence granted the initial purchasers an option to purchase up to an additional $20.0 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to close on June 26, 2023, subject to customary closing conditions.

The notes will bear interest at a rate of 1.50% per year, payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2024. The notes will mature on July 1, 2028, unless earlier converted, redeemed or repurchased. Prior to April 3, 2028, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. On or after April 3, 2028, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Cerence may not redeem the notes prior to July 6, 2026. On or after July 6, 2026 and on or before the 31st scheduled trading day immediately before the maturity date, Cerence may redeem for cash all or any portion of the notes (subject to certain limitations) if the last reported sale price of Cerence’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Cerence provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Cerence provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of Cerence’s common stock or a combination of cash and shares of Cerence’s common stock, with the form of consideration determined at Cerence’s election. Holders of the notes will have the right to require Cerence to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 24.5586 shares of Cerence’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $ $40.72 per share of Cerence’s common stock). The initial conversion price of the notes represents a premium of approximately 22.5% over the last reported sale price of Cerence’s common stock of $33.24 per share on June 21, 2023.

When issued, the notes will be Cerence’s senior unsecured obligations and will rank senior in right of payment to any of Cerence’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of Cerence’s liabilities that are not so subordinated; effectively junior in right of payment to any of Cerence’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Cerence’s subsidiaries.

Cerence estimates that the net proceeds from the offering of notes will be approximately $184.1 million (or approximately $203.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Cerence.

Cerence intends to use approximately $102.0 million of the net proceeds from the offering to finance the concurrent repurchase of a portion of its 3.00% convertible senior notes due 2025 (the “2025 notes”) as described below. Cerence intends to use the remaining net proceeds from the offering, together with up to approximately $24.7 million that Cerence will borrow under its revolving credit facility to the extent the initial purchasers do not exercise their option to purchase additional notes in full, to repay approximately $106.8 million under its term loan facility, which amount constitutes all of the borrowings and accrued and unpaid interest thereunder. Cerence intends to use the additional remaining net proceeds from the offering, if any, for general corporate purposes.

Contemporaneously with the pricing of the notes in the offering, Cerence entered into individual privately negotiated transactions with certain holders of the 2025 notes, which were effected through one of the initial purchasers or its affiliate acting as Cerence’s agent, to repurchase $87.5 million in aggregate principal amount of the 2025 notes for approximately $102.0 million in cash (each a “note repurchase” and collectively the “2025 notes repurchases”), which amount includes accrued and unpaid interest on the 2025 notes to be repurchased.

Cerence expects that holders of 2025 notes who agreed to participate in the 2025 notes repurchases and who have hedged their equity price risk with respect to the 2025 notes may enter into or unwind various derivatives with respect to Cerence’s common stock and/or purchase shares of its common stock concurrently with or shortly after the pricing of the notes. In addition, Cerence expects that certain purchasers of the notes offered in the offering may establish a short position with respect to its common stock by short selling the common stock or by entering into short derivative positions with respect to the common stock, in each case, in connection with the offering. The net effect of the above market activities by holders of 2025 notes and purchasers of the notes offered in the offering could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Cerence’s common stock and/or the market price of the notes offered in the offering or the 2025 notes and may have affected the initial conversion price of the notes, and Cerence cannot predict the magnitude of such market activities or the overall effect they will have on the market price of its common stock, the market price of the notes offered in the offering or the 2025 notes.

The notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock, if any, issuable upon conversion of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Cerence Inc.

Cerence is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to: the timing and closing of the offering of notes and the 2025 notes repurchases; the intended use of the net proceeds from the offering; and the potential effects of the 2025 notes repurchases on Cerence’s common stock and the market price of the notes and the 2025 notes. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although Cerence believes the forward-looking statements included in this press release are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements, including but not limited to: risks related to whether Cerence will consummate the offering of the notes, the actual use of the net proceeds from the offering, which could change from Cerence’s intended use of the net proceeds as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, the impacts of the COVID-19 pandemic on our and our customers’ businesses, the impact of the war in Ukraine on our and our customers’ businesses and whether Cerence will be able to satisfy the conditions required to close any sale of the notes or the 2025 notes repurchases. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Cerence’s business and financial results, please review the “Risk Factors” described in Cerence’s Annual Report on Form 10-K for the year ended September 30, 2022 and Cerence’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and in Cerence’s other filings with the SEC. Except as may be required by law, Cerence disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.